Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(469,173)
Unrealized Gain (Loss) on Market Value of Commodity Futures	636,173
Dividend Income	47,103
Interest Income	26,489
ETF Transaction Fees	350
Total Income (Loss)	$240,942

Expenses
General Partner Management Fees	$10,673
Professional Fees	19,557
Brokerage Commissions	426
Directors' Fees and insurance	1,189
License fees	213
Total Expenses	32,058
Expense Waiver	(19,250)
Net Expenses	$12,808
Net Income (Loss)	$228,134

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/24	$17,100,587
Additions (100,000 Shares)	792,448
Net Income (Loss)	228,134

Net Asset Value End of Month	$18,121,169
Net Asset Value Per Share (2,300,000 Shares)	$7.88

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596